Exhibit 99.1

General Steel Reports Results for the First Quarter of 2010

First quarter total revenues increased 40.3% year-over-year to $453.0 million;
Aggregate shipment volume increased 44.2% year-over-year to 1.03 million metric tons

BEIJING, May 10 /PRNewswire-Asia-FirstCall/ — General Steel Holdings, Inc. ("General Steel" or "the Company") (NYSE: GSI), one of China's leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced its financial results for the first quarter ended March 31, 2010.

Highlights from the First Quarter of 2010:

—	Total revenues increased 40.3% to $453.0 million from $322.8 million in the first quarter of 2009
—	Aggregate shipment volume increased 44.2% to 1.03 million metric tons from 0.72 million metric tons in the first quarter of 2009
—
The Company's subsidiary General Steel (China) Co., Ltd. entered into a lease agreement with Tianjin Daqiuzhuang Steel Plates Co., Ltd. to reduce the Company's overhead costs while providing a recurring monthly revenue stream of approximately $0.2 million resulting from payments due there under

—
The Company's subsidiary Maoming Hengda Steel Group, Ltd., entered into a strategic alliance agreement with Zhuhai Yueyufeng Iron and Steel Co., Ltd. ("Yueyufeng") whereby Yueyufeng will invest approximately $4.4 million to fund construction of a new 400,000 metric tons capacity rebar production line

—	Cash and restricted cash remains strong at $317.7 million

"We continue to achieve robust top-line growth and greater shipment volume driven by massive, multi-year infrastructure investment in rural China," said General Steel's Chairman and Chief Executive Officer Henry Yu.  "It was undoubtedly a challenging quarter as the price for raw materials increased while average selling prices remained relatively flat from January to the middle of March.  By the end of March, the situation began to improve as average selling prices increased at a rapid rate and we were able to pass our costs onto our customers and achieve a positive gross margin. Going forward, we expect average selling prices to reach a healthier level and anticipate the release of the government's newly crafted steel industry consolidation guidelines, which is expected in the coming months and may bring about opportunities for growth."

Selected Financial Results for the First Quarter of 2010

Revenues

Total revenues in the first quarter of 2010 increased 40.3% to $453.0 million from $322.8 million in the first quarter of 2009.

The year-over-year increase in total revenues was due to a 40.1% increase in shipment volumes at the Company's Longmen Joint Venture ("Longmen JV").  Revenues at Longmen JV comprised approximately 95.9% of total revenues in the first quarter of 2010.

Cost of Revenues

Total cost of revenues for the first quarter of 2010 increased 44.3% to $447.3 million from $309.9 million in the first quarter of 2009.

Cost of revenues principally consists of the cost of raw materials, labor, utilities, manufacturing costs, manufacturing-related depreciation and other fixed costs. Cost of iron ore and coke accounted for approximately 80.0% of the Company's total cost of revenues in the first quarter of 2010.

Gross Profit

Gross profit for the first quarter of 2010 decreased 55.6% year-over-year to $5.7 million from $12.9 million in the first quarter of 2009.  Gross margin for the first quarter of 2010 was 1.3%, compared to 4.0% in the first quarter of 2009 and 3.0% in the fourth quarter of 2009.

The Company noted that gross profit was adversely affected as the cost of iron ore and coke increased while average selling prices of rebar remained relatively flat from January to the middle of March 2010.  In addition, General Steel noted that depreciation costs of its two new blast furnaces at its Longmen JV, which were capitalized in the first quarter of 2009, were not capitalized in the first quarter of 2010.

Operating Expenses

Selling, general and administrative expenses for the first quarter of 2010 increased 32.4% to $12.1 million from $9.2 million in the first quarter of 2009. Selling, general and administrative expenses were 2.7% of total revenues in the first quarter of 2010, compared to 2.8% of total revenues in the first quarter of 2009.

A large portion of the increase in selling, general and administrative expenses for the first quarter of 2010 was attributable to increased production volume at the Longmen JV.

Finance and interest expenses for the first quarter of 2010 increased 273.0% to $11.0 million from $2.9 million in the first quarter of 2009. The increase was primarily due to an increase in short-term loans and discounting notes borrowed by the Longmen JV.

Net Income

Net loss for the first quarter of 2010 was $5.5 million compared to net income of $7.3 million in the first quarter of 2009. Basic and diluted losses per share for the first quarter of 2010 were $0.11, compared to basic and diluted earnings per share of $0.20 in the first quarter of 2009.

As noted above, increasing raw material costs and relatively stable average selling prices combined with other expenses were the primary reason for the decrease in net income during the first quarter of 2010.

Balance Sheet

As of March 31, 2010, General Steel had cash and restricted cash of $317.7 million, compared to $274.2 million as of December 31, 2009.  Accounts receivable was $26.9 million as of March 31, 2010, compared to $8.5 million as of December 31, 2009.

The Company had an inventory balance of $237.7 million as of March 31, 2010 compared to $208.1 million on December 31, 2009.  This balance is comprised of raw material and finished products.

Conference Call

General Steel management will hold an earnings conference call at 8:00 a.m. U.S. Eastern Time on May 10, 2010 (8:00 p.m. Beijing/Hong Kong Time on May 10, 2010). Management will discuss results and highlights from the quarter and answer questions. The dial-in number and passcode for the conference call are as follows:

U.S. Toll Free: +1-800-860-2442
Passcode: General Steel Holdings

The conference call will be broadcast live over the Internet and can be accessed by clicking the following link: http://www.visualwebcaster.com/event.asp?id=68668

Additionally, an archived Web cast of this call will be available on the Investor Relations section of the General Steel's website at http://www.gshi-steel.com ..

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit http://www.gshi-steel.com ..

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For investor and media inquiries please contact:

In China:
Ms. Jing Ou-Yang
General Steel Holdings, Inc.
Tel:     +86-10-5879-7346
Email:  jing.ouyang@gshi-steel.com

Mr. Justin Knapp
Ogilvy Financial, Beijing
Tel:     +86-10-8520-6556
Email:  gsi@ogilvy.com

In the United States:
Ms. Jessica Barist Cohen
Ogilvy Financial, New York
Tel:     +1-646-460-9989
Email: gsi@ogilvy.com

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2010 AND DECEMBER 31, 2009
(In thousands, except per share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$91,032	$82,118
Restricted cash	226,712	192,041
Notes receivable	24,423	29,185
Restricted notes receivable	24,225	—
Accounts receivable, net of allowance for doubtful accounts of $402 and $490 as of March 31, 2010 and December 31, 2009, respectively	22,174	8,525
Accounts receivable - related parties	4,751	—
Other receivables, net of allowance for doubtful accounts of $10 and $14 as of March 31, 2010 and December 31, 2009, respectively	5,571	5,357
Other receivables - related parties	28,716	32,670
Dividend receivable	3,426	2,372
Inventories	237,695	208,087
Advances on inventory purchases	34,930	29,099
Advances on inventory purchases - related parties	48,791	2,995
Prepaid value added tax	11,502	19,488
Deferred tax assets	5,722	3,341
Total current assets	769,670	615,278

PLANT AND EQUIPMENT, net	552,851	555,111

OTHER ASSETS:
Advances on equipment purchases	12,621	8,419
Investment in unconsolidated subsidiaries	20,180	20,022
Long-term deferred expense	1,973	2,069
Intangible assets, net of accumulated amortization	23,565	23,733
Notes issuance cost	400	406
Equipment to be disposed	2,684	3,026
Total other assets	61,423	57,675

Total assets	$1,383,944	$1,228,064

LIABILITIES AND
SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term notes payable	323,987	254,608
Accounts payable	$159,389	$158,126
Accounts payable - related parties	52,300	48,151
Short term loans - bank	174,655	148,968
Short term loans - others	113,351	110,358
Short term loans - related parties		11,751
Other payables	15,808	16,222
Other payable - related parties	20,989	3,706
Customer deposits	220,623	208,765
Customer deposits - related parties	40,083	3,791
Deposits due to sales representatives	65,843	49,544
Taxes payable	5,676	6,921
Distribution payable to former shareholders	14,519	16,434
Total current liabilities	1,207,223	1,037,345

CONVERTIBLE NOTES PAYABLE, net of debt discount of $2,188 and $2,250 as of March 31, 2010 and December 31, 2009, respectively	1,112	1,050

DERIVATIVE LIABILITIES	19,401	23,340

Total liabilities	1,227,736	1,061,735

EQUITY:
SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding	3	3
Common Stock, $0.001 par value, 200,000,000 shares authorized, 51,855,695 and 51,618,594 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	52	52
Paid-in-capital	96,585	95,588
Statutory reserves	6,162	6,162
Retained earnings	(21,919)	(16,410)
Accumulated other comprehensive income	8,037	8,336
Total shareholders' equity	88,920	93,731

Noncontrolling interest	67,288	72,598
Total equity	156,208	166,329
Total liabilities and equity	$1,383,944	$1,228,064

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31
(In thousands except per share data)

	Three months ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)

REVENUES	$317,628	$262,414

REVENUES - RELATED PARTIES	135,395	60,379

TOTAL REVENUES	453,023	322,793

COST OF REVENUES	317,576	252,002

COST OF REVENUES - RELATED PARTIES	129,714	57,870

TOTAL COST OF REVENUES	447,290	309,872

GROSS PROFIT	5,733	12,921

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,141	9,168

(LOSS) INCOME FROM OPERATIONS	(6,408)	3,753

OTHER INCOME(EXPENSE)
Interest income	1,120	879
Finance/interest expense	(10,963)	(2,939)
Change in fair value of derivative liabilities	3,939	4,115
Gain from debt extinguishment	—	2,930
Government grant		3,520
Income from equity investments	1,682	(55)
Other non-operating (expense) income, net	(4)	510
Total other (expense) income, net	(4,226)	8,960

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	(10,634)	12,713

PROVISION FOR INCOME TAXES
Current	621	164
Deferred	(2,588)	1,222
Total (benefit) provision for income taxes	(1,967)	1,386

NET (LOSS) INCOME BEFORE NONCONTROLLING INTEREST	(8,667)	11,327

Less: Net (Loss) income attributable to noncontrolling interest	(3,160)	3,993

NET (LOSS) INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	(5,507)	7,334

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(299)	(177)
Comprehensive income (loss) attributable to noncontrolling interest	165	(75)

COMPREHENSIVE (LOSS) INCOME	$(5,641)	$7,082

WEIGHTED AVERAGE NUMBER OF SHARES
Basic & Diluted	51,652,843	36,285,312
Diluted	51,652,843	36,285,312

(LOSS) EARNINGS PER SHARE
Basic & Diluted	$(0.11)	$0.20
Diluted	$(0.11)	$0.20

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In thousands, except per share data)

	Preferred stock		Common stock
		Par		Par	Paid-in
	Shares	value	Shares	value	capital

BALANCE, December 31, 2008	3,092,899	$3	36,128,833	$36	$37,129

Net income
Adjustment to statutory reserve
Common stock issued for compensation, $1.85			109,250	0.109	202
Common stock issued for interest payment, $3.66			152,240	0.152	558
Common stock transferred by CEO for compensation, $6.91					69
Foreign currency translation adjustments

BALANCE, March 31, 2009, unaudited	3,092,899	3	36,390,323	36	37,958

Net loss attributable to controlling interest
Net income attributable to noncontrolling interest
Disposal of subsidiaries
Distribution of dividend to noncontrolling shareholders
Adjustment to statutory reserve
Common stock issued for compensation			487,400	0.77	1,673
Common stock issued for interest payments			44,065	0.2	187
Common stock issued for repayment of debt, $6.00			300,000	0.3	1,800
Notes converted to common stock			7,045,274	7.05	32,072
Make whole shares issued on notes conversion			1,795,977	1.8	7,085
Common stock transferred by CEO for compensation, $6.91					207
Reduction of registered capital
Common stock issued for private placement			5,555,556	5.56	14,607
Foreign currency translation adjustments

BALANCE, December 31, 2009	3,092,899	3	51,618,595	52	95,589

Net loss attributable to controlling interest
Net loss attributable to noncontrolling interest
Distribution of dividend to noncontrolling shareholders
Noncontrolling interest acquired
Common stock issued for compensation			237,100	0.24	927
Common stock transferred by CEO for compensation, $6.91					69
Foreign currency translation adjustments

BALANCE, March 31, 2010, unaudited	3,092,899	$3	51,855,695	$52	$96,585

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In thousands, except per share data)

				Accumu-
				lated
	Retained earnings		Contri-	other
	(deficits)		bution	compre-	Noncon-
	Statutory	Unre-	receiv-	hensive	trolling
	reserves	stricted	able	income	interests	Totals

BALANCE, December 31, 2008	$4,902	$10,092	$(960)	$8,705	$54,330	114,237

Net income		7,335			3,993	11,328
Adjustment to statutory reserve	260	(260)				—
Common stock issued for compensation, $1.85						202
Common stock issued for interest payment, $3.66						558
Common stock transferred by CEO for compensation, $6.91						69
Foreign currency translation adjustments				(177)	(75)	(252)

BALANCE, March 31, 2009, unaudited	5,162	17,167	(960)	8,528	58,248	126,142

Net loss attributable to controlling interest		(32,579)				(32,579)
Net income attributable to noncontrolling interest					17,570	17,570
Disposal of subsidiaries					(293)	(293)
Distribution of dividend to noncontrolling shareholders					(3,305)	(3,305)
Adjustment to statutory reserve	1,000	(1,000)				—
Common stock issued for compensation						1,674
Common stock issued for interest payments						187
Common stock issued for repayment of debt, $6.00						1,800
Notes converted to common stock						32,079
Make whole shares issued on notes conversion						7,087
Common stock transferred by CEO for compensation, $6.91						207
Reduction of registered capital			960			960
Common stock issued for private placement						14,613
Foreign currency translation adjustments				(192)	378	186

BALANCE, December 31, 2009	6,162	(16,412)	—	8,336	72,598	166,328

Net loss attributable to controlling interest		(5,507)				(5,507)
Net loss attributable to noncontrolling interest					(3,160)	(3,160)
Distribution of dividend to noncontrolling shareholders					(1,045)	(1,045)
Noncontrolling interest acquired					(1,270)	(1,270)
Common stock issued for compensation						927
Common stock transferred by CEO for compensation, $6.91						69
Foreign currency translation adjustments				(299)	165	(134)

BALANCE, March 31, 2010, unaudited	$6,162	$(21,919)	$—	$8,037	$67,288	$156,208

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2010, 2009
(In thousands except per share data)

	Three months ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income attributable to controlling interest	$(5,507)	$7,334
Net income (loss) attributable to noncontrolling interest	(3,160)	3,993
Consolidated net (loss) income	(8,667)	11,327
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	9,586	6,249
Debt extinguishment	—	(2,930)
Bad debt allowance	(94)	(3,518)
Stock issued for services and compensation	996	271
Income from investment	(1,682)	—
Amortization of deferred note issuance cost and discount on convertible notes	68	21
Change in fair value of derivative instrument	(3,939)	(4,115)
Deferred tax assets	(2,484)	989
Changes in operating assets and liabilities:
Accounts receivable	(13,556)	(11,764)
Accounts receivable - related parties	(4,750)	—
Notes receivable	4,760	20,838
Other receivables	256	2,759
Other receivables - related parties	(389)	(1,736)
Inventories	(36,689)	(48,394)
Advances on inventory purchases	(5,945)	10,249
Advances on inventory purchases - related parties	(44,257)	(7,552)
Accounts payable	1,556	1,285
Accounts payable - related parties	8,699	21,861
Other payables	(1,384)	7,230
Other payables - related parties	17,291	8,180
Accrued liabilities	1,614	3,883
Customer deposits	14,521	6,103
Customer deposits - related parties	36,280	(5,121)
Taxes payable	9,978	190
Net cash (used in) provided by operating activities	(18,231)	16,305

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquired long term investment	—	(6,593)
Dividend receivable	(1,554)	—
Deposits due to sales representatives	16,894	35,723
Advance on equipment purchases	(4,664)	1,198
Cash proceeds from sale of equipment	—	—
Equipments purchase	(6,713)	(41,415)
Intangible assets purchase	(103)	(163)
Payments to original shareholders	(3,732)	—
Net cash provided by (used in) investing activities	128	(11,250)

CASH FLOWS FINANCING ACTIVITIES:
Restricted cash	(34,660)	(43,802)
Notes receivable - restricted	(24,216)	—
Borrowings on short term loans - bank	95,015	51,733
Payments on short term loans - bank	(69,336)	(33,548)
Borrowings on short term loan - others	27,945	13,296
Payments on short term loans - others	(24,954)	(7,151)
Payments on short term loans - others-related parties	(11,747)	—
Borrowings on short term notes payable	251,725	158,810
Payments on short term notes payable	(182,369)	(120,138)
Net cash provided by financing activities	27,403	19,200

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(386)	(22)

INCREASE (DECREASE) IN CASH	8,914	24,233

CASH, beginning of year	82,118	14,895

CASH, end of year	$91,032	$39,128

SOURCE  General Steel Holdings, Inc.